Exhibit 10.48

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this “Amendment”) is made as of the 18th day of January, 2011 (the “Effective Date”) by and between DIRECT INVEST — 829 MIDDLESEX, LLC; DIRECT INVEST — 829 MIDDLESEX 1, LLC; DIRECT INVEST — 829 MIDDLESEX 2, LLC; DIRECT INVEST — 829 MIDDLESEX 3, LLC; DIRECT INVEST — 829 MIDDLESEX 4, LLC; DIRECT INVEST — 829 MIDDLESEX 5, LLC; DIRECT INVEST — 829 MIDDLESEX 6, LLC; DIRECT INVEST — 829 MIDDLESEX 7, LLC; DIRECT INVEST — 829 MIDDLESEX 8, LLC; DIRECT INVEST — 829 MIDDLESEX 9, LLC; DIRECT INVEST — 829 MIDDLESEX 10, LLC; DIRECT INVEST — 829 MIDDLESEX 11, LLC; DIRECT INVEST — 829 MIDDLESEX 12, LLC; DIRECT INVEST — 829 MIDDLESEX 13, LLC; DIRECT INVEST — 829 MIDDLESEX 14, LLC; DIRECT INVEST — 829 MIDDLESEX 15, LLC; DIRECT INVEST — 829 MIDDLESEX 16, LLC; DIRECT INVEST — 829 MIDDLESEX 17, LLC; and DIRECT INVEST — 829 MIDDLESEX 18, LLC (“Landlord”), and AMERICAN SCIENCE AND ENGINEERING, INC., (“Tenant”).

R E C I T A L S

A.            The Landlord and Tenant entered into that certain Lease dated January 12, 1995, as amended by that certain First Amendment dated June 11, 1997, that certain Second Amendment to Lease dated December 3, 2004 and that certain Third Amendment to Lease, dated January 1, 2007 (the “Original Lease”), of certain premises consisting of approximately 186,200 rentable square feet of space (the “Premises”) within the building located at 829 Middlesex Turnpike, Billerica, Massachusetts (the “Building”), for a Term that is scheduled to expire on February 29, 2016, as more particularly described in the Original Lease.

B.            Landlord and Tenant wish to amend the Original Lease to permit the use by Tenant of certain radioactive materials in connection with Tenant’s operations in the Premises. The Original Lease, as amended by this Amendment, is hereinafter referred to as the “Lease”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree as follows:

1      Permitted Use.  Notwithstanding anything to the contrary contained in the Original Lease, Landlord hereby agrees that Tenant may bring onto the Premises certain radioactive materials  (“RAM”) for use in connection with Tenant’s operations at the Premises, subject to all of the terms and conditions of the Original Lease and this Amendment and in compliance with all applicable laws, codes, ordinances and regulations, including without limitation, the Radiation Control Program of the Massachusetts Department of Public Health.  All RAM in the Premises that is not exempt in accordance with applicable laws shall be encapsulated (sealed) and no individual source shall exceed 50 millicurie in strength.

2      Surrender of Premises.

2.1   Tenant shall cause the Premises to be vacated and surrendered to Landlord on or before the expiration or earlier termination of the Lease in the condition required by Section 6.1.9 of the Lease.  Without limiting the generality of the foregoing description of Tenant’s surrender obligations, Tenant shall complete all RAM Decontamination in accordance with this Section 2 below.  Tenant shall perform the foregoing obligations at Tenant’s sole cost and expense, and in compliance with all federal state and local laws, rules, regulations and ordinances, any decommissioning or decontamination requirements imposed by any licenses or permits maintained by Tenant in connection with the conduct of its business in the Premises, and the terms and conditions of the Original Lease as affected by this Amendment.  Prior to the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord copies of all applicable closure certifications from governmental authorities with jurisdiction over such decommissioning, including, without limitation, Agency Form 120.100-3 from the Radiation Control Program of the Massachusetts Department of Public Health (or equivalent information satisfactory to the Massachusetts Department of Public Health) with respect to any portions of the Premises that have been contaminated with RAM by Tenant or anyone claiming by, through or under Tenant.  If Tenant shall fail to deliver the Premises to Landlord in the condition required by this Section 2 as of the last day of the Term, such failure shall constitute a holding over subject to Section 6.1.9 of the Lease until Tenant has surrendered the Premises in accordance with this Section 2.

2.2   In connection with Tenant’s surrender of the Premises, Tenant shall perform the following actions prior to the expiration or earlier termination of the Lease (the “RAM Decontamination”).  Tenant will submit the required application for removal of the Premises from Tenant’s license from the Radiation Control Program, undertake the necessary decommissioning activities to be entitled to obtain such removal, report on the activities of Tenant in removing all RAM from the Premises, and obtain and furnish notice of such removal to Landlord.  Tenant shall also confirm that the closeout of the Premises complies with Tenant’s license and all other applicable regulations of the Commonwealth of Massachusetts.

3      Ratification.  Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

4      Governing Law; Interpretation and Partial Invalidity.  This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law.  This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

5      Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

LANDLORD:

DIRECT INVEST PROPERTY MANAGEMENT, L.L.C.,

a Delaware limited liability company, as authorized agent of Landlord

By:	Direct Invest, L.L.C., a Delaware limited liability company, its Sole Member

	By:	NPV DI, L.L.C., a Delaware limited liability company, its Managing Member

		BY:	/s/ William F. Rand III
			Name:	William F. Rand III
			Title:	Manager

TENANT:

AMERICAN SCIENCE AND ENGINEERING, INC.

BY:	/s/ Robert B. Cline
	Name:	Robert B. Cline
	Title:	Sr. Vice President of Operations